Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated March 30, 2012, on the consolidated financial statements of Northeast Community Bancorp, Inc. as of December 31, 2011 and 2010, and for the years then ended, in the Registration Statement No. 333-135645 on Form S-8 filed with the Securities and Exchange Commission by Northeast Community Bancorp, Inc. with respect to Northeast Community Bank 401(k) Plan.

/s/ ParenteBeard LLC

Clark, New Jersey

March 30, 2012